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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (Nos. 333-66460, 333-82762 and 333-111519) and Form S-8 (Nos. 333-41374, 333-49978, 333-102741, 333-115988, 333-133974, 333-139357, 333-148072, 333-150860, and 333-161255) of Network Engines, Inc. of our report dated December 14, 2009 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
December 14, 2009

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  Exhibit 23.1